Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 2,907,862 shares of Class A common stock of JGWPT Holdings Inc. of our report dated June 27, 2013, with respect to the consolidated financial statements of J.G. Wentworth, LLC and subsidiaries included in JGWPT Holdings Inc.’s Registration Statement (Form S-1 No. 333-191585) filed with the Securities and Exchange Commission on November 8, 2013.

/s/ Ernst & Young LLP

New York, New York
November 14, 2013

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 2,907,862 shares of Class A common stock of JGWPT Holdings Inc. of our report dated October 4, 2013, with respect to the financial statement of JGWPT Holdings Inc. included in its Registration Statement (Form S-1 No. 333-191585) filed with the Securities and Exchange Commission on November 8, 2013.

/s/ Ernst & Young LLP

New York, New York
November 14, 2013